Exhibit 4.3

Certificate Evidencing Series A Preferred Units
Representing Limited Partner Interests in
Blueknight Energy Partners, L.P.

No. __________	__________ Series A Preferred Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that ___________ (the “Holder”) is the registered owner of ___________ Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BLUEKNIGHT ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BLUEKNIGHT ENERGY PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BLUEKNIGHT ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). BLUEKNIGHT ENERGY PARTNERS, G.P., L.L.C., THE GENERAL PARTNER OF BLUEKNIGHT ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BLUEKNIGHT ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Blueknight Energy Partners, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:
President and Chief Executive Officer

By:
Secretary
Countersigned and Registered by:

American Stock Transfer & Trust Company
as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties	__________ Custodian _________
(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

__________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Blueknight Energy Partners, L.P.

Date: ___________________________	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

FORM OF SERIES A CONVERSION NOTICE

American Stock Transfer & Trust Company, LLC
(or such other office as may from time to time be designated)
Attn:
Re:          Blueknight Energy Partners, L.P.
Series A Preferred Units

As of the date written below, the undersigned hereby irrevocably elects to convert (the “Conversion”) the number of Series A Preferred Units specified below into Common Units of Blueknight Energy Partners, L.P. (as the same may be amended or restated from time to time, the “Partnership”) in accordance with the provisions of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), such Conversion to be effective as of the date set forth in the Partnership Agreement. If Common Units are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Unit certificate is attached hereto (or evidence of loss, theft or destruction thereof).

           The Partnership is not required to issue Common Units until the original Series A Preferred Unit certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Partnership or its Transfer Agent. The Partnership shall issue and deliver the Common Units in a manner consistent with the Partnership Agreement.

           Terms used but not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

Date of Election
Number of Series A Preferred Units to be converted
Certificate number(s) of Series A Preferred Units to be converted
Number of Common Units to be issued
Name(s) in which the Partnership should issue the certificate(s) for Common Units
Address where the Partnership should send Common Unit certificate(s) and any other payments or certificates
Fax number of holder
Social Security or other taxpayer identification number of holder

Dated:

By:
Name:

NOTICE: The above signatures of the holder(s) hereof must correspond with the registered name of the holder in every particular without alteration or enlargement or any change whatever.